AMENDMENT TO CUSTODIAN AGREEMENT

Amendment dated November 16, 2005, to the Custodian Agreement, dated October 20, 2000, as amended, by and between State Street Bank and Trust Company (the "Custodian") and each of the investment companies listed and described on
Exhibit I, as amended from time to time (each, the "Fund") (the "Agreement"). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, each Fund and the Custodian wish to amend certain provisions of the Agreement to allow for delivery out of tai gin in connection with trading in futures and options on futures contracts entered into by such Fund, and

WHEREAS, each Fund and the Custodian wish to modify the language of the provision on Proper Instructions.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund hereby agree to amend the Agreement as follows:

I New Section 2.2(15) is; hereby added, and existing Section 2.2(15) is hereby amended and renumbered as 2.2(16) as set forth below. Existing
         Section 2.2(16) is hereby renumbered as 2.2(17).

[SECTION] 2.2  DELIVERY OF SECURITIES

(15) For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into the Fund on behalf of the applicable Portfolio;

(16) For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person n or persons to whom delivery of such securities shall be made; and

II New Section 2.7(7) is hereby added, and existing Section 2.7(7) is amended and renumbered as 2.7(8) as set forth below. Existing Section 2.7(8) is hereby renumbered as 2.7(9).

[SECTION] 2.7  PAYMENT OF FUND MONIES

(7) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of the applicable Portfolio;

(8) For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made; and

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III Section 5 is amended a ad replaced as set forth below.

SECTION 5.   PROPER INSTRUCTIONS

"Proper Instructions", which may also be standing instructions, as used throughout this Agreement shall mean instructions received by the Custodian from the Fund, the Fund's investment manager or subadvisor, as duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electromechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated a. set account in accordance with Section 2.12 and 3.21 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Ins ructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

EACH FUND LISTED ON EXHIBIT I

By: /s/Michael Pignataro
    --------------------
Name: Michael Pignatato
      ------------------
Title: CFO

STATE STREET BANK AND TRUST COMPANY


By:/s/  Joseph L. Hooley
   -----------------------------------------
        Joseph L. Hooley
        Executive Vice President

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                                    Exhibit I

October 31 Fiscal Year End finds ("October 31 Funds")
----------------------------------------------------
Credit Suisse Capital Appreciation Fund
Credit Suisse Capital Funds
         Credit Suisse Large Cap Value Fund
         Credit Suisse Small Cap Value Fund
Credit Suisse Commodity Return Strategy Fund
Credit Suisse Emerging Markets Fund
Credit Suisse Fixed Income Fund
Credit Suisse Global Fixed Income Fund
Credit Suisse Global Small Cap Fund
Credit Suisse Institutional Fund
         Capital Appreciation Portfolio
         Harbinger Portfolio
         International Focus Portfolio
         Investment Grade Fixed Income Portfolio
         Large Cap Value Portfolio
         Select Equity Portfolio
Credit Suisse International Focus Fund
Credit Suisse Japan Equity Fund
Credit Suisse Mid-Cap Growth Fund
Credit Suisse New York Municipal Fund
Credit Suisse Opportunity Funds
         Credit Suisse High Income Fund
         Credit Suisse Strategic Allocation Fund - Conservative
         Credit Suisse Strategic Allocation Fund - Moderate
         Credit Suisse Strategic Allocation Fund - Aggressive
Credit Suisse Small Cap Growth Fund
Credit Suisse Target Return Fund

December 31 fiscal Year End Funds ("December 31 Funds")
-------------------------------------------------------
Credit Suisse Cash Reserve Fund
Credit Suisse Global High Yield Fund
Credit Suisse Institutional Fixed Income Fund
Credit Suisse Institutional Money Market Fund
         Government Portfolio
         Prime Portfolio
Credit Suisse Large Cap Blend Fund
Credit Suisse Short Duration Bond Fund
Credit Suisse Trust
         Blue Chip Portfolio
         Commodity Return Strategy Portfolio
         Emerging Markets Portfolio
         Global Small Cap Portfolio
         International Focus Portfolio
         Large Cap Value Portfolio
         Mid-Cap Growth Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio

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Each of the Investment Companies Listed above and any Portfolios thereof

By:/s/ J. Kevin Gao
---------------------
Name: J. Kevin Gao
Title:  Vice President and Secretary

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:/s/Joseph. L. Hooley
------------------------
Name: Joseph L. Hooley
Title:  Executive Vice President, Duly Authorized